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                                                                HEI Exhibit 99.2

                [Hawaiian Electric Industries, Inc. Letterhead]
                                 Schedule "E"


                                                                     May 7, 1999



Ms. Carolyn Redden
Fidelity Investments Institutional
 Operations Company, Inc.
300 Puritan Way - MM3H
Marlborough, Massachusetts 01752-3078

Re:  Hawaiian Electric Industries Retirement Savings Plan

Dear Ms. Redden:

       This letter is sent to you in accordance with Section 7 (c) of the Trust Agreement dated as of November 28, 1988 and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, April 1, 1996, April 1, 1997, June
13, 1997, February 27, 1998, May 4, 1998 and August 1, 1998 between Hawaiian Electric Industries, Inc. and Fidelity Management Trust Company.

     We hereby designate Brenda J. K. Lee and Julie C. Haraga as additional individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. The signatures of these individuals are set forth on Attachment 1, and are certified to be such. You may rely upon the designation and certification set forth in this letter until we deliver to you written notice of the termination of authority of the designated individuals.

     In addition, we hereby authorize the removal of Natalie M. H. Taniguchi.

                               Very truly yours,

                               HAWAIIAN ELECTRIC INDUSTRIES, INC.
                               PENSION INVESTMENT COMMITTEE


                               By  /s/ Peter C. Lewis
                                   ----------------------------
                                   Peter C. Lewis
                                   Member


                               By  /s/ Constance H. Lau
                                   ----------------------------
                                   Constance H. Lau
                                   Secretary and Member


Attachment
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                                 ATTACHMENT 1

                      Signature of Designated Individuals



/s/ Brenda J. K. Lee
-----------------------------------------
Brenda J. K. Lee
Director, Corporate Finance & Investments
Hawaiian Electric Industries, Inc.



/s/ Julie C. Haraga
-----------------------------------------
Julie C. Haraga
Corporate Finance & Investments Administrator
Hawaiian Electric Industries, Inc.